EXHIBIT 10.2

DEED POLL INDEMNITY

This Deed Poll is made on 16 December 2009 by TBS INTERNATIONAL LIMITED, a company established in Bermuda having its registered office at Commerce Building, Chancery Lane, Hamilton HM12, Bermuda (the “Indemnitor”), in respect of each director, secretary and officer (excluding auditors) (the “Covered Persons”) of TBS International plc (“TBS plc”), a company established in Ireland with registered number 476578 having its registered office at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland.

THIS DEED POLL PROVIDES AS FOLLOWS:

The Indemnitor hereby declares, undertakes and agrees as follows:

1.
Each Covered Person for the time being acting in relation to any of the affairs of TBS plc, any subsidiary of TBS plc, any entity controlled by TBS plc or any joint venture in which TBS plc is a participant (each a “TBS Company”) and to his heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Indemnitor from and against all actions, costs, charges, losses, damages and expenses which any Covered Person, his heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of his duty, or supposed duty, or in his offices or trusts, and no Covered Person shall be answerable to the Indemnitor for, and the Indemnitor shall indemnify and secure harmless each Covered Person against, the acts, receipts, neglects or defaults of the other Covered Persons or for joining in any receipts for the sake of conformity or for any bankers or other persons with whom any moneys or effects belonging to a TBS Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to a TBS Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of his respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Covered Person.

2.
The Indemnitor agrees to waive any claim or right of action it might have against any Covered Person on account of any action taken by such Covered Person, or the failure of such Covered Person to take any action in the performance of his duties with or for a TBS Company or the Indemnitor, provided that such waiver shall not extend to any matter in respect of which any fraud or dishonesty which may attach to such Covered Person.

3.
The rights granted to the Covered Persons and their heirs, executors or administrators under this Deed Poll shall be a contract right and as such shall run for the benefit of each Covered Person and his heirs, executors and administrators.

4.	No Covered Person may assign its rights, interests or obligations under this Deed Poll to any other person (except by operation of law) without the prior written consent of the Indemnitor.

5.
The Indemnitor may amend or terminate this Deed Poll at any time provided that any amendment or termination of this Deed Poll shall be prospective only and shall not limit the rights of any Covered Person or the obligations of the Indemnitor with respect to any claim arising from or related to any action indemnified pursuant to clause 1 of this Deed Poll taken by a Covered Person prior to such amendment or termination.

6.
All notices or demands on the Indemnitor shall be deemed effective when received, shall be in writing and shall be delivered by hand or by registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed to the Indemnitor at:

For the attention of:                                Ferdinand V. Lepere
c/o TBS Shipping Services Inc.
612 E. Grassy Sprain Road
Yonkers NY 10710
USA

Facsimile: 1-914-961-2286

or to such other address or fax number as the Indemnitor shall have notified the Covered Persons in a written notice delivered to the Covered Persons at the addresses or facsimile number specified in the Indemnitor records.

7.	This Deed Poll shall remain in full force and effect and shall be binding on the Indemnitor, its successors and assigns until all of the obligations in this Deed Poll have been satisfied in full.

8.
The obligations under this Deed Poll may, at the option of the Indemnitor, be assigned or transferred to, or assumed by, a successor company of the Indemnitor (whether by merger, consolidation, scheme of arrangement or amalgamation or otherwise), a parent company of the Indemnitor or a company to which all or substantially all of the assets and business of the Indemnitor are transferred.

9.	This Deed Poll of Indemnity shall be governed and construed in accordance with the laws of the State of New York.

IN WITNESS OF WHICH this Deed Poll has been executed as a deed poll by the Indemnitor on the date first above written.

GIVEN under the common seal of
TBS INTERNATIONAL LIMITED

  /s/  Ferdinand V. Lepere
Name: Ferdinand V. Lepere
Title: Chief Financial Officer